Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Bradley E. Mautner, Chief Operating Officer of MFRI, Inc. (the “Registrant”), certify that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q/A for the period ended July 31, 2007 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Bradley E. Mautner

Bradley E. Mautner

President, Chief Operating Officer and Director

September 26, 2007

A signed original of this written statement required by Section 906 has been provided to MFRI, Inc. and will be retained by MFRI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.